UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

DREW INDUSTRIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-13646	13-3250533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Mamaroneck Avenue, White Plains, New York		10601
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(914) 428-9098

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Drew Industries Incorporated was held on May 19, 2010 for the following purposes:

(1)	To elect a Board of eight Directors;

	For	Against	Withheld	Broker Non-Votes
Total Shares Voted	18,911,262	-	184,248	991,607
Leigh J. Abrams	18,448,446	647,064
Edward W. Rose, III	18,394,569	700,941
Fredric M. Zinn	18,693,955	401,555
Jason D. Lippert	18,450,543	644,967
James F. Gero	18,766,741	328,769
Frederick B. Hegi, Jr.	18,909,573	185,937
David A. Reed	18,909,796	185,714
John B. Lowe, Jr.	18,907,806	187,704

(2)	To reapprove the performance criteria under the Drew Industries Incorporated 2002 Equity Award and Incentive Plan;

For	Against	Abstain	Broker Non-Votes
19,520,745	561,040	5,332	-

(3)	To ratify the selection of KPMG LLP as independent auditors for the Company for the year ending December 31, 2010;

For	Against	Abstain	Broker Non-Votes
19,823,237	262,860	1,020	-

(4)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

For	Against	Abstain	Broker Non-Votes
7,770,639	12,256,611	59,867	-

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED

(Registrant)

	By:	/s/ Joseph S. Giordano III
Joseph S. Giordano III
Chief Financial Officer and Treasurer

Dated: May 21, 2010